Exhibit 99.1

FOR IMMEDIATE RELEASE

June 1, 2009

CONTACT:	William A. Nix
VP, Finance and
Chief Accounting Officer
(770) 948-3101

CARAUSTAR REACHES AGREEMENT WITH NOTEHOLDERS ON TERMS OF

COOPERATIVE RESTRUCTURING AND FILES FOR REORGANIZATION

ATLANTA, Georgia—Caraustar Industries, Inc. (NASDAQ: CSAR) announced that it has reached agreement with holders of approximately 83% of its 7 3/8% Senior Notes maturing June 1, 2009 and 91% of its 7 1/4% Senior Notes maturing May 1, 2010 on the terms of a cooperative financial restructuring that would reduce the company’s debt obligations by approximately $135 million. The company and the consenting noteholders have entered into an agreement pursuant to which the noteholders have agreed to complete the restructuring through a pre-negotiated Plan of Reorganization (the “Plan”). The Plan will be submitted to the United States Bankruptcy Court for the Northern District of Georgia (the “Court”) in the voluntary Chapter 11 case commenced by Caraustar on May 31, 2009. The Plan will be subject to the approval of the Court, among other conditions.

Under the Plan, holders of outstanding shares of Caraustar’s common stock will receive their pro rata share of $2.9 million, or approximately $0.10 per share, subject to certain conditions contained in the Plan. In addition, the Plan contemplates the exchange of the company’s existing 7 3/8% and 7 1/4% Senior Notes for an aggregate of $85 million in new Senior Secured Notes and 100% of the common stock of the reorganized company. The reorganized company is expected to emerge as a private entity with Wayzata Investment Partners LLC becoming the company’s controlling shareholder.

“Caraustar took decisive action to substantially reduce the company’s debt and prospectively reduce costs. Once our financial restructuring is complete, we believe Caraustar’s new capital structure combined with the cost savings achieved by operating as a private entity will provide a lean and flexible foundation for sustainable profitability and better position the company to meet the challenges of our industry and this recessionary economy head on,” said President and Chief Executive Officer, Michael J. Keough.

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P. O. BOX 115 — AUSTELL, GA 30168-0115

AUSTELL THREADMILL COMPLEX — 5000 AUSTELL-POWDER SPRINGS ROAD — SUITE 300

AUSTELL, GA 30106-3227 — PHONE 770 — 948 — 3101

www.caraustar.com

Caraustar Industries, Inc.

June 1, 2009

A key feature of the Plan is that all trade creditors, suppliers, customers and employees will receive all amounts owed to them. The company is seeking authority from the Court to pay these amounts in the ordinary course of business. “The company plans to ensure that customers, trade creditors, suppliers, and employees see no difference in Caraustar’s operations while we complete our recapitalization. The Plan and the authority we will seek from the Court will provide for uninterrupted payments of our existing and future obligations to these constituents and provide for seamless continuation of our operations,” Mr. Keough commented.

In conjunction with the restructuring, Caraustar has secured credit approval from General Electric Capital Corporation for a $75 million senior secured debtor-in-possession revolving credit facility (the “DIP Facility”) converting at emergence from bankruptcy into a $75 million senior secured revolving credit facility, the latter to become effective upon confirmation of the Plan by the Court. Proceeds from the DIP Facility may be used for (i) cash collateralizing outstanding letters of credit; (ii) paying for goods and services in the ordinary course of the business; and (iii) general corporate purposes.

“Today’s announcement is the result of extensive negotiations and hard work from key constituents, and we believe it provides the highest value obtainable for all of Caraustar’s constituents,” said Mr. Keough.

The Company and its domestic subsidiaries filed their voluntary Chapter 11 petitions in the United States Bankruptcy Court for the Northern District of Georgia on May 31, 2009. The cases will be jointly administered and the main case has been assigned case number 09-73830. Additional information about Caraustar’s restructuring is available at the Company’s website http://www.caraustar.com/restructure.html or via the Company’s restructuring information line, 1800-251-2580.

About Caraustar

Caraustar Industries, Inc. is one of North America’s largest integrated manufacturers of 100% recycled paperboard and converted paperboard products. The company is a socially responsible corporation, is committed to environmentally sound practices and is dedicated to providing customers with outstanding value through innovative products and services. Caraustar has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled boxboard product end-use markets: tubes and cores; folding cartons; gypsum facing paper and specialty paperboard products. For additional information on Caraustar, please visit the company’s website at www.caraustar.com.

Forward Looking Statement

This press release contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs about future events, operating results or financial condition, restructuring plans, business plans and industry trends and their potential impact on the company’s business and financial results. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or

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Caraustar Industries, Inc.

June 1, 2009

achievements to differ materially from results expressed or implied by such statements. Such risk factors include, but are not limited to, the company’s ability to continue as a going concern; the ability of the company to obtain court approval for, and operate subject to, the terms of the DIP financing facility; the company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding, including a plan consistent with the terms set forth in the plan of reorganization; risks associated with a termination of the restructuring agreement and financing availability; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the proceeding to a Chapter 7 proceeding; the ability of the company to obtain and maintain normal terms with customers, vendors, employees, and suppliers; the company’s ability to maintain contracts and leases that are critical to its operations; the potential adverse impact of the Chapter 11 proceeding on the company’s liquidity or results of operations; the effect that the “going concern” disclosure included in the opinion of the company’s independent public accounting firm will have on the company’s relationships with customers, suppliers, vendors and employees; fluctuations in raw material prices and energy costs; downturns in industrial production, housing and construction and the consumption of durable and nondurable goods; the degree and nature of competition; demand for the company’s products; the degree of success achieved by the company’s new product initiatives; increases in pension and insurance costs; changes in government regulations; the application or interpretation of those regulations or in the systems, personnel, technologies or other resources we devote to compliance with regulations; the anticipated delisting of the company’s common stock from the Nasdaq Capital Market Systems; the impact on the company of its results of operations in recent years and the sufficiency of its financial resources to absorb the impact; and the company’s ability to successfully dispose of its assets held for sale. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities Commission. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this document by wire or Internet services.

The process presents inherent material uncertainty. It is not possible to determine with certainty the length of time it will take the company to complete the restructuring, including the timing of court approvals, the effect of any third party proposals for competing plans of reorganization, whether all necessary approvals are ultimately obtained for the reorganization under the proposed terms, whether the plan of reorganization will be successful, or the outcome of the restructuring in general. In addition, the implementation of a plan of reorganization is dependent upon a number of conditions typical in similar reorganizations, including approval by the requisite holders of Senior Notes and court approval of the plan of reorganization.

While the company is in the process of restructuring, investments in its securities will be highly speculative. Further, if the plan is implemented as described in this press release, the presently outstanding shares of the company’s common stock will be cancelled.

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